UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

LUBY’S, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

Effective March 4, 2022, Luby’s Fuddruckers Restaurants, LLC (“Seller”), a wholly-owned subsidiary of Luby’s Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Culinary Concessions, LLC (“Purchaser”) for the sale of the Company’s Culinary Contract Services business, which does not include the Company’s frozen packaged foods business. Purchaser, a member managed limited liability company, is wholly owned by Pappas Restaurants, Inc. (“PRI”). PRI is jointly owned and controlled by Christopher J. Pappas and Harris J. Pappas, who were formerly directors and officers of the Company. In the aggregate, Mr. Christopher J. Pappas and Mr. Harris J. Pappas are the beneficial owners of approximately 36.28% of the outstanding shares of the Company’s common stock according to filings with the U.S. Securities and Exchange Commission. Additionally, the Company’s Chief Operating Officer, Benjamin T. Coutee, has accepted employment with Purchaser, contingent upon closing of the transaction. The Company has been advised that Mr. Coutee does not have any equity ownership in the Purchaser. The transaction is subject to customary closing conditions, and the Purchase Agreement contains customary representations and warranties by Seller and Purchaser and certain indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations. The consideration anticipated to be received from Purchaser has been determined to be immaterial to the Company and the transaction has been unanimously approved by the Special Committee and the Finance and Audit Committee of the Company’s Board of Directors as well as the full Board of Directors.

There are no assurances that the transactions contemplated by the Purchase Agreement will be consummated.

As of March 10, 2022, the Company currently owns 18 real estate locations, which it is in the process of marketing and selling, including 6 locations that are currently under contract to sell.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.
Date: March 10, 2022	By:	/s/ John Garilli
John Garilli
Interim President and Chief Executive Officer